EXHIBIT 21.1
Significant Subsidiaries of the Registrant

The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of December 31, 2023 and the states or jurisdictions in which they are organized. Each subsidiary is indented beneath its principal parent. The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of substantially all of the subsidiaries included below. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

Name	State or Jurisdiction of Organization of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman Sachs & Co. LLC	New York
Goldman Sachs Funding LLC	Delaware
GS European Funding I S.A R.L. LLC	Delaware
Murray Street Corporation	Delaware
Sphere Fundo De Investimento Multimercado - Investimento No Exterior Credito Privado	Brazil
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs UK Funding Limited	United Kingdom
Goldman Sachs Group UK Limited	United Kingdom
Goldman Sachs International Bank	United Kingdom
Goldman Sachs International	United Kingdom
J. Aron & Company LLC	New York
GSAM Holdings LLC	Delaware
GSAMI Holdings I LLC	Delaware
GSAMI Holdings II Ltd	United Kingdom
Goldman Sachs Asset Management International Holdings Ltd	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management Holdings LLC	Delaware
Goldman Sachs Asset Management UK Holdings I Ltd	United Kingdom
Goldman Sachs Asset Management UK Holdings II Ltd	United Kingdom
Goldman Sachs Asset Management Holdings I B.V.	Netherlands
Goldman Sachs Asset Management Holdings II B.V.	Netherlands
Goldman Sachs Asset Management Holdings B.V.	Netherlands
Goldman Sachs Asset Management International Holdings B.V.	Netherlands
Goldman Sachs Asset Management B.V.	Netherlands
Goldman Sachs (Asia) Corporate Holdings L.L.C.	Delaware
Goldman Sachs Holdings (Asia Pacific) Limited	Hong Kong
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
Goldman Sachs Holdings (Hong Kong) Limited	Hong Kong
Goldman Sachs Holdings (Singapore) Pte. Ltd.	Singapore
J. Aron & Company (Singapore) Pte.	Singapore
GS Lending Partners Holdings LLC	Delaware
Goldman Sachs Lending Partners LLC	Delaware
Goldman Sachs Bank USA	New York
Goldman Sachs Bank Europe SE	Germany
Goldman Sachs Mortgage Company	New York

Name		State or Jurisdiction of Organization of Entity
IMD Holdings LLC		Delaware
GSSG Holdings LLC		Delaware
ALQ Holdings (Del) LLC		Delaware
GLQ International Partners LP		United Kingdom
	GLQ International Holdings Ltd	Jersey
	GLQ Holdings (UK) Ltd	United Kingdom
	Bradley Hall Holdings Limited	United Kingdom
	GLQL S.A R.L.	Luxembourg
	GLQC Holdings S.A R.L.	Luxembourg
	GLQC II Designated Activity Company	Ireland
	GLQ Broad Street Holdings LTD.	Jersey
	Broad Street Credit Investments Europe S.A R.L.	Luxembourg
	BSCH III Designated Activity Company	Ireland
Goldman Sachs Non-US Americas Holdings LLC		Delaware
Goldman Sachs Non-US Americas Holdings II LLC		Delaware
Goldman Sachs Canada Holdings LLC		Delaware
	Goldman Sachs Canada Inc.	Canada
Broad Street Principal Investments Superholdco LLC		Delaware
GS Fund Holdings, L.L.C.		Delaware